EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Yingli Green Energy Holding Company Limited:
We consent to the incorporation by reference in Registration Statement No. 3333-148353 on Form S-8 of Yingli Green Energy Holding Company Limited of our report dated April 25, 2008 with respect to the consolidated balance sheets of Yingli Green Energy Holding Company Limited and its subsidiaries as of December 31, 2006 and 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the period from August 7, 2006 (date of inception) through December 31, 2006 and for the year ended December 31, 2007, and the consolidated statements of income, owners’ equity and cash flows of Baoding Tianwei Yingli New Energy Resources Co., Ltd. and its subsidiary for the year ended December 31, 2005 and for the period from January 1, 2006 through September 4, 2006, which report appears in the December 31, 2007 annual report on Form 20-F of Yingli Green Energy Holding Company Limited.
/s/ KPMG
Hong Kong, China
April 25, 2008